SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant                                ]

Filed by a party other than the Registrant           [X]

         Check the appropriate box:

[X]      Preliminary Proxy Statement

[  ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

[  ]     Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       REAL ESTATE ASSOCIATES LIMITED III

                (Name of Registrant as Specified in Its Charter)

                            Millenium Management, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transactions applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

          (4) Proposed maximum aggregate value of transaction:

         (5) Total Fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

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         (4) Date filed:

                            Millenium Management, LLC
                         155 N. Lake Avenue, Suite 1000
                               Pasadena, CA 91101

                                January 10, 2003

Dear Limited Partner:

     Enclosed is a Solicitation of Consents seeking the approval by written consent (the Consents") of the limited partners (the "Limited Partners") of Real Estate Associates Limited III, a California limited partnership (the "Partnership"), to remove the current general partners and to continue the Partnership and elect Millenium Management, LLC, a California limited liability company ("Millenium") as the new general partner of the Partnership.

     The goal of Millenium in soliciting the Consents is to elect Millenium as the new general partner of the Partnership so that Millenium can (i) distribute cash on hand, (ii) investigate claims against the Partnership's current general partners, (iii) reduce management fees by ten percent (10%), (iv) review the Partnership's books and records to analyze alternatives, including the possible liquidation of the limited and general partner interests that the Partnership holds and (v) make a subsequent proposal to obtain the Limited Partners' consent to amend the Partnership Agreement to provide that the Partnership be liquidated on or before January 1, 2005 (the Partnership Agreement currently provides that the Partnership does not have to be liquidated until the year 2030).

     A review of documents and reports publicly filed by the Partnership indicates that the remaining assets held by the Partnership include a significant amount of cash on hand ($1,983,073 as of September 31, 2002) and potentially valuable real estate and other assets. Millenium believes the Partnership should be exploring opportunities to sell the Partnership's assets (limited and general partner interests in other partnership(s)) to third parties now to maximize the potential cash returns to the Limited Partners on their original investment

     Most importantly, on November 15, 2002, a jury in the class action case brought against National Partnership Investment Corporation ("NAPICO"), one of the general partners of the Partnership, and other defendants found that NAPICO had knowingly violated various sections of the Securities Exchange Act and had acted with malice, oppression or fraud in breaching its fiduciary duty to the limited partners. The jury awarded the limited partners of the Partnership compensatory and punitive damages of approximately $32,000,000. Many of the same officers and employees who were managing the affairs of the general partners when the various wrongdoings occurred continue to manage the Partnership. Do you want general partners who have been found liable for securities fraud to continue to manage the Partnership?

     We urge you to carefully read the enclosed Consent Solicitation Statement in order to vote your interests. Please note that we can give no assurance that limited partner value will be increased by the election of Millenium as the new general partner. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS. To be sure your vote is represented, please sign, date and return the enclosed GREEN Consent of Limited Partner form as promptly as possible in the enclosed, prepaid envelope. If you have any questions, please do not hesitate to contact Mr. Vahan Saroians at 626-585-5920.

                                         Very Truly Yours,



                                         Millenium Management, LLC

                            SOLICITATION OF CONSENTS
                                       of
                                LIMITED PARTNERS
                                       of
                       Real Estate Associates Limited III
                                       by
                            Millenium Management, LLC
                     a California limited liability company

                                January __, 2003

                         CONSENT SOLICITATION STATEMENT

     Millenium Management, LLC, a California limited liability company ("Millenium"), is seeking the approval by written consent (the "Consents") of the limited partners (the "Limited Partners") of Real Estate Associates Limited III, a California limited partnership (the "Partnership"), to remove the current general partners and to continue the Partnership with Millenium as the new general partner of the Partnership. The election of Millenium as a general partner is conditioned upon the approval of the removal of the current general partners.

     In the event that the current general partners are removed and the Limited Partners do not approve continuing the Partnership with Millenium as the new general partner, Millenium will initiate an additional consent solicitation to continue the Partnership with a different, new general partner. In the event that the Limited Partners do not elect to continue the Partnership with a new general partner within sixty (60) days after the removal of the current general partners, the Partnership will be dissolved and the assets of the Partnership will be liquidated pursuant to the Partnership's Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement").

     If such a situation shall arise the general partners or other party appointed for such purpose shall wind up the affairs of the Partnership, shall sell all of the Partnership's assets as promptly as is consistent with obtaining the fair value thereof, and pay all liabilities and all costs of dissolution,

     Upon the dissolution of the Partnership, a final statement shall be prepared by the Partnership's certified public accountants as soon as practicable setting forth the assets and liabilities of the Partnership. A copy of such statement shall be furnished to each Partner within 90 days after such dissolution. Thereupon all assets of the Partnership shall be liquidated as promptly as possible and the proceeds therefrom shall be distributed in the following order of priority: (a) to the payment of the debts and liabilities of the Partnership and the expenses of liquidation; (b) to the setting up of such reserves as the current general partners may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership, provided that any such reserves shall be paid over by the current general partners to an escrow agent, to be held by such escrow agent for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as the current general partners shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; (c) to the limited and general partners in accordance with the Partnership Agreement.

     Upon dissolution and termination each Limited Partner shall look solely to the assets of the Partnership for the return of his cash contribution, and if the Partnership property remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the cash contribution of each Limited Partner, such Limited Partner shall have no recourse against the current general partners.

     This Consent Solicitation Statement and the accompanying GREEN Consent of Limited Partners form are first being mailed to Limited Partners on or about January 31, 2003. Limited Partners who are record owners of Limited Partnership Interests as of January 31, 2003 (the "Record Date") may execute and deliver a Consent. The Record Date shall be the date on which the first written consent is given. Everest Management LLC, a limited partner in the Partnership, has indicated that it will give its written Consent on the same day as a definitive Consent Solicitation that is filed with the Securities and Exchange Commission (the "SEC") A beneficial owner of Limited Partnership Interests who is not the record owner of such Limited Partnership Interests must arrange for the record owner of such Limited Partnership Interests to execute and deliver to Millenium a Consent form that reflects the vote of the beneficial owner.

     In reviewing this Consent Solicitation Statement please consider the following:

     o On November 15, 2002, a jury in the class action case brought against National Partnership Investment Corporation ("NAPICO"), one of the general partners of the Partnership, and other defendants found that NAPICO had knowingly violated various sections of the Securities Exchange Act and had acted with malice, oppression or fraud in breaching its fiduciary duty to the limited partners. The jury awarded the limited partners of the Partnership compensatory and punitive damages of approximately $32,000,000. Many of the same officers and employees who were managing the affairs of the general partners when the various wrongdoings occurred continue to manage the Partnership. Do you want general partners who have been found liable for securities fraud to continue to manage the Partnership?

     o The remaining assets of the Partnership are eleven limited partners interests and one remaining general partner interest in real estate limited partnership (the "Limited Partnership Assets"). Based on the fact that the Partnership has not disclosed that it is exploring the alternative of selling the Limited Partnership Assets, Bond Purchase believes that the current general partners are not actively seeking opportunities to sell the Limited Partnership Assets.

     o If Millenium is successful in replacing the current general partners Millenium plans to consider opportunities to sell the Limited Partnership Assets. While considering such opportunities, Millenium will provide detailed financial information about Partnership assets to the limited partners which the current General Partners have continuously withheld.

     o If Millenium is appointed as the general partner, Millenium plans to solicit consents of the Limited Partners to amend the Partnership Agreement to provide that the Partnership be liquidated on or before January 1, 2005 (the Partnership Agreement currently provides that the Partnership does not have to be liquidated until the year 2030); although Millenium's not contractually bound to do so.

     o If Millenium is appointed as the new general partner, it or its affiliates would generally be entitled to the same fees as previously paid to the current general partners. Although Millenium will not be contractually bound to do so, Millenium intends, upon its election as the new general partner, to reduce the annual management fees set forth in Section 9.5 of the Partnership Agreement and any other fees payable to the general partner or its affiliates by at least 10%.

     o If Millenium is appointed as the new general partner, it will be entitled to at least a 1% interest in all profits and losses and distributions, as well as liquidation proceeds of the Partnerships to the same extent as the former general partners pursuant to Sections
          7.1 and 8.1 of the Partnership Agreement.

     o General Partners have received $129,292 and $96,941 in management fees and $189,569 and $72,347 as reimbursement for general and administrative costs for the year ended December 31, 2001 and the nine months ended September 30, 2002 respectively. The current general partners and its affiliates will continue to collect management fees until they sell the Limited Partnership Assets, and therefore have a financial incentive not to sell the Limited Partnership Assets. Based on publicly available information, except for the initial limited partner Bruce Nelson, who is an officer of NAPICO, none of the officers or directors of NAPICO own directly or beneficially any Limited Partnership Interests. Because the Partnership has recently sold a significant number of its assets in 1998, Millenium believes that the management fee should be reduced below 4% of the Partnership's invested assets. Although Millenium may have a financial incentive not to sell the Limited Partnership Assets because it also will receive management fees, Millenium's incentive not to sell the Limited Partnership Assets is significantly less because (i) it will be collecting management fees which are 10% less for managing the Limited Partnership Assets if Millenium decreases management fees as it intends to do and (ii) its affiliate holds approximately 4.2% of the Limited Partnership Interests. Therefore, Millenium has a stronger incentive to ensure the prompt sale of the Limited Partnership Assets at a favorable price.

     Considerations other than those identified, such as investment and tax considerations, exist which should be weighed in replacing the current general partners with Millenium. Limited Partners are advised to read this entire Consent Solicitation Statement carefully and to consult with their investment and tax advisors before making a decision whether or not to consent. Please note that Millenium can give no assurance that limited partner value will be increased by the election of Millenium as the new general partner. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

     The Consents are solicited upon the terms and subject to the conditions of this Consent Solicitation Statement and the accompanying form of Consent. Removal of the current general partners and the election to continue the Partnership with Millenium as the new general partner requires the consent of the record holders of a majority of the outstanding limited partnership interests ("Limited Partnership Interests") of the Limited Partners (the
"Required Consents"). If Millenium receives the Required Consents, it will become the new general partner, as provided in the Partnership Agreement.

     Section 9.9(d) of the Partnership Agreement provides that the vote of Limited Partners owning a majority of the Limited Partnership Interests may remove a general partner. Section 13.4 provides that the Limited Partners owning a majority of the Limited Partnership Interests may elect to continue the Partnership and elect a new general partner if an event of dissolution occurs by the removal of a general partner.

     Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal in connection with these Proposals.

     THIS SOLICITATION IS BEING MADE BY MILLENIUM AND NOT ON BEHALF OF THE PARTNERSHIP. CONSENTS SHOULD BE DELIVERED TO MILLENIUM.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THIS SOLICITATION OF CONSENTS EXPIRES NO LATER THAN 11:59 P.M. PACIFIC TIME ON FEBRUARY 28, 2003, UNLESS EXTENDED. THE CONSENTS RECEIVED ON THE ACTIONS PROPOSED HEREIN SHALL REMAIN VALID UNTIL THE DATE SUCH ACTIONS HAVE BEEN ADOPTED BY THE PARTNERSHIP OR ELEVEN MONTHS, WHICHEVER IS LATER.

                              AVAILABLE INFORMATION

     The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, consent solicitation statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, consent solicitation statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                  INFORMATION CONCERNING MILLENIUM AND EVEREST

     Millenium is a California limited liability company that was formed in 1999 for the purpose of seeking to become the general partner of other real estate limited partnerships. The sole Manager of Millenium is Everest Properties II, LLC ("Everest"), who manages all of the business affairs of Millenium

     Everest is a California limited liability company that was formed in 1996 as a diversified real estate-oriented investment firm that specializes in investing in and managing limited partnerships. The principal office of Millenium and Everest is 155 N. Lake Avenue, Suite 1000, Pasadena, CA 91101; telephone (626) 585-5920.

     The following are the resumes of Everest officers. The business address of each of the officers is 155 N. Lake Avenue, Suite 1000, Pasadena, CA 91101. Millenium and Everest do not own any Limited Partnership Interests.

     W. Robert Kohorst. Mr. Kohorst has been the President of Everest and its predecessor since 1995. He is a lawyer by profession. From 1984 through 1990, Mr. Kohorst was the President of the Private Placement Group for Public Storage, Inc., a national U.S. real estate syndicator. Mr. Kohorst's responsibilities included all structuring, marketing, investor services and accounting services for private placement syndications for Public Storage, Inc., and its affiliates. Upon leaving Public Storage, Inc. in 1990, Mr. Kohorst was the Chief Executive Officer and principal of two businesses, Tiger Shark Golf, Inc., a golf equipment manufacturer, and Masquerade International, Inc., a manufacturer of costumes. In 1991 Mr. Kohorst co-founded KH Financial, Inc., which has been engaged in the acquisition of general partner interests, real estate companies and related assets. Mr. Kohorst has been the President of KH Financial, Inc. from its inception to the present. Mr. Kohorst holds a Juris Doctor from the University of Michigan and a Bachelor of Science degree in accounting from the University of Dayton.

     David I. Lesser. Mr. Lesser has been the Executive Vice President of Everest and its predecessor since 1995. He is a lawyer by profession. From 1979 through 1986, Mr. Lesser practiced corporate and real estate law with Kadison, Pfaelzer, Woodard, Quinn & Rossi and Johnsen, Manfredi & Thorpe, two prominent Los Angeles law firms. From 1986 through 1995, Mr. Lesser was a principal and member of Feder, Goodman & Schwartz and its predecessor firm, co-managing the firm's corporate and real estate practice. Between 1990 and 1992, Mr. Lesser was counsel to Howard, Rice, Nemerovski, Robertson, Canady & Falk. Mr. Lesser is also a Vice President of KH Financial, Inc. Mr. Lesser holds a Juris Doctor from Columbia University and a Bachelor of Arts degree from the University of Rochester.

     Christopher K. Davis. Mr. Davis is a Vice President and the General Counsel of Everest, which he joined in 1998. He is a lawyer by profession. From 1991 to 1995, he practiced securities and corporate law with Gibson, Dunn & Crutcher, a prominent national law firm headquartered in Los Angeles. From 1995 through 1997, he served as Senior Staff Counsel and then Director of Corporate Legal of Pinkerton's, Inc., a worldwide provider of security, investigation and related services. At Pinkerton, Mr. Davis was responsible for directing the corporate section of the legal department. Mr. Davis holds a Juris Doctor from Harvard Law School and a Bachelor of Science degree in Business Administration from the University of California, Berkeley.

     Peter J. Wilkinson. Mr. Wilkinson is a Vice President and the Chief Financial Officer of Everest, which he joined in 1996. He is an accountant by profession. From 1981 through 1987, he worked for Deloitte Haskins and Sells and Coopers and Lybrand in London and Sydney in their audit divisions, gaining significant experience in a variety of industry segments. From 1987 to 1990, he was the company secretary and controller of Gresham Partners, an Australian investment bank where, in addition to being responsible for all financial, tax and administrative matters, he was involved with analyzing leveraged buyout, property finance and business acquisitions. Mr. Wilkinson joined BankAmerica in the United States and from 1991 to 1996 held a number of positions, culminating in being the Division Finance Officer for the Corporate Trust and Mortgage and Asset Backed divisions. In this capacity, he was responsible for presentation of all financial information and financial due diligence during their divestiture. Mr. Wilkinson holds a Bachelor of Science degree from Nottingham University and is an English chartered accountant.

                     INFORMATION CONCERNING THE PARTNERSHIP

     Information contained in this section is based upon documents and reports publicly filed by the Partnership, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Form 10-K") and the Form 10-Q for the period ended September 31, 2002 ("Form 10-Q"). Although Millenium has no information that any statements contained in this section are untrue, Millenium has not independently investigated the accuracy of the information contained in this section or for the failure by the Partnership to disclose events which may have occurred and may affect the significance or accuracy of any such information. Millenium disclaims responsibility for the following information except to the extent prohibited by law.

Current General Partners

     The Partnership is a limited partnership formed under the laws of the State of California on July 25, 1980. The original objectives of the Partnership were to own and operate its Limited Partnership Assets for investments so as to obtain (i) tax benefits for the Limited Partners; (ii) reasonable protection for the Partnership's capital investments; (iii) potential for appreciation, subject to considerations of capital preservation; and (iv) potential for future cash distributions from operations (on a limited basis), refinancings or sales of assets.

     The general partners of the Partnership are National Partnership Investments Corp. ("NAPICO"), a California corporation, and Coast Housing Investments Associates ("CHIA"), a limited partnership formed under the California Limited Partnership Act and consisting of Messrs. Nicholas G. Ciriello, an unrelated individual, as general partner, and Charles H. Boxenbaum as limited partners. The business of the Partnership is conducted primarily by NAPICO.

     Prior to December 30, 1998, NAPICO was a wholly owned subsidiary of Casden Investment Corporation ("CIC"), which is wholly owned by Alan I. Casden. On December 30, 1998, Casden Limited Partnership Assets Operating Partnership, L.P. (the "Operating Partnership"), a majority owned subsidiary of Casden Limited Partnership Assets Inc., a real estate investment trust organized by Alan I. Casden, purchased a 95.25% economic interest in NAPICO. The current members of NAPICO's Board of Directors are Chares H. Boxenbaum, Bruce E. Nelson and Alan I. Casden.

     On December 3, 2001, Casden Properties Inc., entered into a merger agreement and certain other transaction documents with Apartment Investment and Management Company, a Maryland corporation ("AIMCO") and certain of its subsidiaries, pursuant to which AIMCO, on March 11, 2002, acquired Casden Properties Inc. and its subsidiaries, including NAPICO.

     The Partnership holds limited partnership interests in 11 local limited partnerships as of December 31, 2001, and a general partner interest in Real Estate Associates ("REA"), which in turn holds limited partnership interests in an additional partnership; therefore, the Partnership holds directly or indirectly through REA, investments in 12 local limited partnerships. The general partners of REA are the Partnership and NAPICO. In December 1998, the Partnership sold its interest in 20 local limited partnerships to the Operating Partnership. Each of the limited partnerships owns a low income housing project which is subsidized and/or has a mortgage note payable to or insured by agencies of the federal or local government.

     The local partnerships in which the Partnership has invested were, in general, organized by private developers who acquired the sites, or options thereon, and applied for applicable mortgage insurance and subsidies. The Partnership became the principal limited partner in these real estate holding limited partnerships pursuant to arm's-length negotiations with these developers, or others, who act as general partners. As a limited partner, the Partnership's liability for obligations of the real estate holding limited partnerships is limited to its investment. The general partners of such local limited partnerships retain responsibility for maintaining, operating and managing the Limited Partnership Assets.

     During 2001, the projects in which the Partnership had invested were substantially rented. The following is a schedule of the status as of December 31, 2001, of the projects owned by local limited partnerships in which the Partnership is a limited partner.


            SCHEDULE OF PROJECTS OWNED BY LOCAL LIMITED PARTNERSHIPS
                   IN WHICH THE PARTNERSHIP HAS AN INVESTMENT
                                DECEMBER 31, 2001

                                       Units Authorized
                                         For Rental
                                       Assistance Under
                                          Section 8               Percentage of
                             No. Of    or Other Rent     Units     Total Units
                              Units      Supplement     Occupied    Occupied
                                          Program
Name and Location

Charlotte Lakeview,            553          0/0           517          93%
  Riverview Residential
  Project, Rochester, NY
Hidden Pines Apts              40          40/0           38           95%
  Greenville, MI
Jenks School Apts              83          83/0           83          100%
  Pawtucket, RI
Lakeside Apts                  32          0/21           31           97%
  Stuart, FL
Ramblewood Apts                64          0/13           62           97%
  Fort Payne, AL
Santa Maria Apts               86          86/0           86          100%
  San German, Puerto Rico
Sunset Grove Apts              22          22/0           22          100%
  Carson City, MI
Sunshine Canyon                26          26/0           23           88%
  Stanton, MI
Village Apts                   50          50/0           50          100%
  La Follette TN
Vincente Geigel                80          80/0           80          100%
  Polanco Apts
  Isabela, Puerto Rico
Vista De Jagueyes              73          73/0           73          100%
  Aguas Buenas, PR
Westgate Apts                  72          0/16           66           92%
  Albertville, AL


Outstanding Limited Partnership Interests

     According to the Partnership, there were 11,456 Limited Partnership Interests (representing 5,728 units) issued and outstanding at December 31, 2002. A Limited Partner is entitled to one vote for each Limited Partnership Interest owned by such Limited Partner. Millenium owns no Limited Partnership Interest in the Partnership. According to the Form 10-K, except for the initial limited partner Bruce Nelson, who is an officer of NAPICO, none of the officers or directors of NAPICO own directly or beneficially any Limited Partnership
Interests. No person is known to own beneficially in excess of 5% of the outstanding Limited Partnership Interests.

                                   LITIGATION

     On August 27, 1998, two investors holding an aggregate of eight units of limited partnership interests in Real Estate Associates Limited III (a partnership in which NAPICO is a general partner) and two investors holding an aggregate of five units of limited partnership interest in Real Estate
Associates Limited III (another partnership in which Company is a general partner) commenced an action in the United States District Court for the Central District of California on behalf of themselves and all other similarly situated, against the Partnership, NAPICO and certain other affiliated entities. The complaint alleges that the defendants breached their fiduciary duty to the limited partners of such Funds and made materially false and misleading statements in the consent solicitation statements that were disseminated to the limited partners of such Funds relating to approval of the transfer of partnership interests in limited partnerships to the Operating Partnership. The plaintiffs sought preliminary and permanent injunctive relief and other equitable relief, as well as compensatory and punitive damages.

     On November 15, 2002, a jury in the above described case found that NAPICO had knowingly violated various sections of the Securities Exchange Act and had acted with malice, oppression or fraud in breaching its fiduciary duty to the limited partners. The jury awarded the limited partners of the Partnership compensatory and punitive damages of approximately $32,000,000. Many of the same officers and employees who were managing the affairs of the general partners when the various wrongdoings occurred continue to manage the Partnership. Do you want general partners who have been found liable for securities fraud to continue to manage the Partnership?

                       PROPOSALS AND SUPPORTING STATEMENT

     The Limited Partners are being asked to approve by written consent the following actions (the "Proposals") pursuant to the Partnership Agreement:

     (1) the removal of the current general partners, NAPICO and CHIA, as the general partners of the Partnership; and

     (2) the continuation of the Partnership with Millenium as the new general partner of the Partnership (which is conditioned upon the approval of Proposal 1 above).


Removing the General Partner

     A review of documents and reports publicly filed by the Partnership and books and records available to partners indicates that the remaining assets held by the Partnership are potentially valuable real estate assets. These assets are interests in low-income housing projects which are subsidized and/or have a mortgage note payable to or insured by agencies of the federal or local government. The Form 10K notes the economic impact of the combination of the reduced payments under the Housing Assistance Payment contracts and the restructuring of the existing FHA-insured mortgage loans under MAHRAA is uncertain. Millenium believes the Partnership should be exploring opportunities to sell the Limited Partnership Assets to third parties now to maximize the potential cash returns to the Limited Partners on their original investment. The Partnership has not indicated that it is exploring this alternative.

     NAPICO, the current general partner primarily responsible for managing the Partnership, has received $129,292 and $96,941 in management fees and $186,569 and $72,342 as reimbursement for general and administrative costs for the twelve months ended December 31, 2001 and the nine months ended September 30, 2002 respectively Millenium has committed to reduce annual management fees pursuant to Section 9.5 of the Partnership Agreement and any other fees payable to the general partner or its affiliates by at least 10%.

     The current managing general partner will continue to collect management fees until it sells the Limited Partnership Assets, and therefore has a financial incentive not to sell the Limited Partnership Assets. Although Millenium may have a financial incentive not to sell the Limited Partnership Assets because it also will receive management fees, Millenium's incentive to sell the Limited Partnership Assets is significantly greater because (i) it will receive management fees which are 10% less than the current fees for managing the Limited Partnership Assets if Millenium decreases management fees as it has indicated it intends to do and (ii) it has an affiliate that owns a significant number of Limited Partnership Interests. Therefore, Millenium has a stronger incentive to ensure the prompt sale of the Limited Partnership Assets at a favorable price. The current general partners and its affiliates own significantly fewer Limited Partnership Interests in the Partnership and therefore do not have the same financial incentive to sell the Limited Partnership Assets as do the Limited Partners.

     Millenium believes that removing the current general partners and electing Millenium as the new general partner will provide the Limited Partners with the best potential to maximize the potential cash returns to the Limited Partners in the near future. The goal of Millenium in soliciting the Consents is to elect itself as the new general partner of the Partnership so that it can (i) distribute cash and cash equivalents on hand ($1,983,073 as of December 31, 2001 to the extent not required for the continued operation of the Partnership, (ii) investigate claims against the Partnership's current general partners including without limitation reviewing the books and records to examine why the costs associated with the transaction in 1998 involving the sale of assets to an affiliate of the general partner were so exorbitant and potentially making a claim against the general partners if in fact the costs were not legitimate expenses of the transaction, (iii) reduce management fees by ten percent (10%) based on Millenium's indication of its intent to do so, (iv) review the Partnership's books and records to analyze alternatives, including the possible liquidation of the limited and general partner interests that the Partnership holds and (v) obtain the Limited Partners' consent to amend the Partnership Agreement to provide that the Partnership be liquidated on or before January 1, 2006 (the Partnership Agreement currently provides that the Partnership does not have to be liquidated until the year 2032). Millenium believes that the cash (to the extent not required for the continued operation of the Partnership) should be distributed to the Limited Partners. As indicated above, the Partnership, however, still holds a significant amount of cash and cash equivalents that Millenium believes is not necessary for the continued operation of the Partnership and should be distributed to the Limited Partners.

Admission of New General Partner

     If the Required Consents are obtained to remove the current general partners and elect Millenium as the new general partner, the current general partners will not retain any of the rights, powers or authority accruing to the general partner following their removal as general partners; provided, however, that the Partnership must purchase the current general partners' interest in the Partnership at its fair value on the date of such removal as provided in Section
9.9 of the Partnership Agreement, with the fair value determined, if necessary, in accordance with the arbitration procedure of the American Arbitration Association. If Millenium is appointed as the new general partner, it will be entitled to a 1% interest in all profits and losses, and cash distributions made by the Partnership prior to dissolution or liquidation (the same as which the current general partners are entitled to).

     Millenium does not anticipate any circumstance under which Millenium would not desire to become the new general partner. A material adverse change would include bankruptcy, foreclosure or other material impairments on the value or operations of the Partnership's assets. Millenium reserves the right to withdraw before admission as the new general partner in the event of a material adverse change in the Partnership in nature of circumstances described in this paragraph.

     Millenium, as the new general partner, will be entitled to a 1% interest in all profits, losses and distributions of the Partnership pursuant to the Partnership Agreement. Upon total or partial liquidation of the Partnership or the disposition or partial disposition of a Limited Partnership Asset and distribution of the proceeds, pursuant to the Partnership Agreement, Millenium would be entitled to a liquidation fee equal to the lesser of (i) 10% of the net proceeds to the Partnership from the sale of a Limited Partnership Asset or (ii) 1% of the sales price (including the mortgage) plus 3% of the net proceeds after deducting an amount sufficient to pay federal and state taxes, if any, calculated at the maximum rate then applicable. No part of such liquidation fee shall be paid, unless the Limited Partners shall have first received an amount equal to (i) the greater of (A) their aggregate capital contributions, or (B) an amount sufficient to satisfy the cumulative state and federal income tax liability, if any, arising from the disposition of all Limited Partnership Assets disposed of to date, calculated at the maximum tax rate then applicable, less, (ii) all amounts previously distributed to Limited Partners under the Partnership Agreement. Prior to the receipt by the Limited Partners of an amount equal to the greater of (i) their aggregate capital contributions, or (ii) an amount sufficient to satisfy the cumulative tax liability arising from the disposition of all Limited Partnership Assets disposed of to date, the unpaid liquidation fee shall accrue for later payment to the General Partners.

VOTING PROCEDURE FOR LIMITED PARTNER

Distribution and Expiration Date of Solicitation

     This Consent Solicitation Statement and the related Consent are first being mailed to Limited Partners on or about January 31, 2003. Limited Partners who are record owners of Limited Partnership Interests as of January 31, 2003 (the "Record Date") may execute and deliver a Consent. A beneficial owner of Limited Partnership Interests who is not the record owner of such Limited Partnership Interests must arrange for the record owner of such Limited Partnership Interests to execute and deliver to Millenium a Consent form that reflects the vote of the beneficial owner.

     This solicitation of Consents will expire at 11:59 p.m. Pacific Time on the earlier to occur of the following dates (the "Expiration Date"): (i) February 28, 2003 or such later date to which Millenium determines to extend the solicitation, and (ii) the date the Required Consents are received. Millenium reserves the right to extend this solicitation of Consents for such period or periods as it may determine in its sole discretion from time to time; provided, however that it will not extend this solicitation past April 25, 2003. Any such extension will be followed as promptly as practicable by notice thereof by written notice to the Limited Partners, as well as filing with the SEC. During any extension of this solicitation of Consents, all Consents delivered to Millenium will remain effective, unless validly revoked and not rescinded by a later dated consent delivered to Millenium prior to the Expiration Date. Millenium reserves the right for any reason to terminate the solicitation of Consents at any time prior to the Expiration Date by filing an amendment to this Consent Solicitation Statement with the SEC.

Voting Procedures and Required Consents

     The consent of Limited Partner form included with this Consent Solicitation Statement is the ballot to be used by Limited Partners to cast their votes. For each Proposal, Limited Partners should mark a box adjacent to the Proposal indicating that the Limited Partner votes "For" or "Against" the Proposal, or wishes to "Abstain." All Consents that are properly completed, signed and delivered to Millenium, and not validly revoked prior to the Expiration Date, will be given effect in accordance with the specifications thereof. If none of the boxes on the Consent is marked, but the Consent is otherwise properly completed and signed, the Limited Partner delivering such Consent will be deemed to have voted "For" the Proposals.

     Each Proposal requires the consent of the record holders of a majority of the Limited Partnership Interests of the Limited Partners (the "Required Consents"). Accordingly, adoption of each Proposal requires the receipt without revocation of the Required Consents indicating a vote "For" the Proposal. Millenium is seeking approval of each of the Proposals. The continuation of the Partnership with Millenium as the new general partner is conditioned on the approval of the removal of the current general partners. Otherwise, the Proposals are not conditioned on the approval of the other Proposals. The failure of a Limited Partner to deliver a Consent or a vote to "Abstain" will have the same effect as if such Limited Partner had voted "Against" the Proposals. Limited Partnership Interests not voted on Consents returned by brokers, banks or nominees will have the same effect as Limited Partnership Interests voted against the Proposals.

     If Limited Partnership Interests to which a Consent relates are held of record by two or more joint holders or tenants in common, in which case all such holders must sign the contract. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in- fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total number of Limited Partnership Interests held in the name of such Limited Partner, the Limited Partner must state the number of Limited Partnership Interests recorded in the name of such Limited Partner to which the Consent relates. If a Consent is executed by a person other than the record owner, then it must be accompanied by a valid proxy duly executed by the record owner.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation of Consents, and the interpretation of the terms and conditions of this solicitation of Consents, will be determined by Millenium, subject to the provisions of the Partnership Agreement, as well as state and federal law. Neither Millenium, nor any of its affiliates, shall be under any duty to give any notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

     In the event Millenium determines to extend this solicitation of Consents in its sole discretion or this solicitation of Consents expires, Millenium will notify the Limited Partners as promptly as practicable thereafter by notice of such extension or the results of this solicitation of Consents by written notice to the Limited Partners, as well as filing an amendment to this Consent Solicitation Statement with the SEC.

Completion Instructions

     Limited Partners are requested to complete, sign and date the GREEN Consent of Limited Partner form included with this Consent Solicitation Statement and mail, fax, hand deliver, send by overnight courier the original signed Consent to Millenium Management, LLC, 155 N. Lake Avenue, Suite 1000, Pasadena, CA 91101, Fax No.: 626-585-5929.

     Consents should be sent or delivered to Millenium at the address set forth on the back cover of this Consent Solicitation Statement. A prepaid, return envelope is included for your convenience.

Power of Attorney

     Upon approval of a Proposal, Millenium will be expressly authorized to prepare any and all documentation and take any further actions necessary to implement the actions contemplated under this Consent Solicitation Statement with respect to the approved Proposal. Furthermore, each Limited Partner who votes for a Proposal described in this Consent Solicitation Statement, by signing the attached Consent, constitutes and appoints Millenium, acting through its officers and employees, as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent Solicitation Statement or in order to implement the approved Proposal, including the execution of an amendment to the Partnership Agreement to reflect Millenium as the new general partner of the Partnership or to reflect the dissolution of the Partnership in accordance with the applicable Proposal, and including the selection of an appraiser to appraise the Partnership's assets as may be required by the Partnership Agreement.

Revocation of Consents

     Consents may be revoked at any time prior to the Expiration Date, or a Limited Partner may change his vote on one or both Proposals, in accordance with the following procedures. For a revocation or change of vote to be effective, Millenium must receive prior to the Expiration Date a written notice of revocation or change of vote (which may be in the form of a subsequent, properly executed Consent) at the address set forth on the Consent. The notice must specify the name of the record holder of the Limited Partnership Interests and the name of the person having executed the Consent to be revoked or changed (if different), and must be executed in the same manner as the Consent to which the revocation or change relates or by a duly authorized person that so indicates and that submits with the notice appropriate evidence of such authority as determined by Millenium. A revocation or change of a Consent shall be effective only as to the Limited Partnership Interests listed on such notice and only if such notice complies with the provisions of this Consent Solicitation Statement.

     Millenium reserves the right to contest the validity of any revocation or change of vote and all questions as to validity (including time of receipt) will be determined by Millenium, subject to the provisions of the Partnership Agreement, as well as state and federal law.

No Dissenters' Rights of Appraisal

     Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal in connection with these Proposals.

Solicitation of Consents

     Neither the Partnership nor the current general partners are participants in this solicitation of Consents. Millenium is the only participant in the solicitation. Millenium will initially bear all costs of this solicitation of Consents, including fees for attorneys and the cost of preparing, printing and mailing this Consent Solicitation Statement which is currently estimate to be ___________. Millenium shall seek reimbursement for such costs from the Partnership to the extent allowed under the Partnership Agreement and applicable law. In addition to the use of mails, certain officers or regular employees of Millenium and Everest may solicit Consents via telephone, for which no additional compensation will be paid to those persons engaged in such solicitation.

     Limited Partners are encouraged to contact Mr. Vahan Saroians of Millenium at the telephone number set forth on the back cover of this Consent Solicitation Statement with any questions regarding this solicitation of Consents and with requests for additional copies of this Consent Solicitation Statement and form of Consent.

                            SOLICITATION OF CONSENTS
                                       of
                                LIMITED PARTNERS
                                       of
                       Real Estate Associates Limited III
                        a California Limited Partnership


     Deliveries of Consents, properly completed and duly executed, should be made to Millenium Management, LLC at:

                         155 N. Lake Avenue, Suite 1000
                               Pasadena, CA 91101
                              Fax No.: 626-585-5929

     Questions and requests for assistance about procedures for consenting or other matters relating to this solicitation may be directed to Mr. Vahan Saroians at the address and telephone number listed below. Additional copies of this Consent Solicitation Statement and form of Consent may be obtained from Millenium as set forth below.

     No person is authorized to give any information or to make any representation not contained in this Consent Solicitation Statement regarding the solicitation of Consents made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by Millenium or any other person. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Millenium or the Partnership since the date hereof.

                            Millenium Management, LLC
                         155 N. Lake Avenue, Suite 1000
                               Pasadena, CA 91101
                                 (626) 585-5920

                                   APPENDIX A

                          (Definitive Copy of Consent)

                       Real Estate Associates Limited III
              a California Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

        THIS CONSENT IS SOLICITED ON BEHALF OF MILLENIUM MANAGEMENT, LLC

     LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH MATTER. THIS CONSENT IS VALID FROM THE DATE OF ITS EXECUTION UNLESS DULY REVOKED.

              THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED
                             REVOCATION OF CONSENT.

The undersigned has received the Consent Solicitation Statement dated January 31, 2003 ("Consent Solicitation Statement") by Millenium Management, LLC, a California limited liability company ("Millenium"), seeking the approval by written consent of the following proposals:

     (1) the removal of the current general partners, National Partnership Investments Corp., a California corporation and Coast Housing Investments Associates, a California limited partnership; and

     (2) the continuation of the Partnership with Millenium as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

     Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Millenium,, acting through its officers and employees as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal                              FOR           AGAINST         ABSTAIN

1. Removal of General Partners        [ ]             [ ]             [ ]

2. Continuation of the Partnership    [ ]             [ ]             [ ]
   with a new general partner,
   Millenium

(Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

                                            Dated: _______________________, 2003
                                                  (Important-please fill in)

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                                                       Signature / Title

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                                                       Signature / Title

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                                                        Telephone Number